UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2015

TRUE DRINKS HOLDINGS, INC.
(Exact name of Registrant as specified in its Charter)

Nevada	001-32420	84-1575085
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18552 MacArthur Blvd., Suite 325, Irvine, California 92612
(Address of principal executive offices)

(949) 203-3500
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2015, Mr. Lance Leonard tendered his immediate resignation from the Board of Directors of True Drinks Holdings, Inc. (the “Company”), as well as his resignation as the Company’s Chief Executive Officer, effective January 15, 2016. Mr. Leonard’s resignation is not due to any disagreements with the Company on any matter relating to its operations, policies or practices.

Following Mr. Leonard’s resignation, Mr. Kevin Sherman, the Company’s Chief Marketing Officer and member of the Company’s Board of Directors, has agreed to assume the role of interim Chief Executive Officer as of January 15, 2016.  Mr. Sherman has served in the role of Chief Marketing Officer since October 2012, and was appointed as a director in September 2015. Except as otherwise disclosed herein, there are no related party transactions between the Company and Mr. Sherman that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE DRINKS HOLDINGS, INC.

Date: December 24, 2015	By:	/s/ Daniel Kerker
Daniel Kerker
Chief Financial Officer